CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated December 21, 2021, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N- CSR of the funds indicated in Appendix A for the year ended October 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 24, 2022

Appendix A

Fund Name

Columbia Strategic California Municipal Income Fund

Columbia Intermediate Municipal Bond Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Strategic New York Municipal Income Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Connecticut Intermediate Municipal Bond Fund